Exhibit 5


                              June 3, 1994


Masco Corporation
21001 Van Born Road
Taylor, MI  48180

         RE:     MASCO CORPORATION
                 REGISTRATION STATEMENT ON FORM S-3

Dear Sirs:

     I am acting as your counsel in connection with the Registration Statement on Form S-3 under the Securities Act of
1933 registering an aggregate of 242,211 shares of Common Stock, $1.00 par value (the "Shares"), of Masco Corporation, a Delaware corporation (the "Company").

     I or members of my staff have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and corporate records as I have deemed necessary or appropriate in connection with this opinion.

     Based upon the foregoing, I am of the opinion that:

     (1) the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware; and

     (2) the Shares have been duly authorized and issued and, when sold in accordance with the procedures described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Company's Registration Statement on Form S-3.

                              Very truly yours,


                              /s/ John R. Leekley
                              John R. Leekley
                              Vice President and
                              General Counsel

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